                     UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION

                WASHINGTON, D.C. 20549

                       FORM 8-K

                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934

                    DATE OF REPORT
          (DATE OF EARLIEST EVENT REPORTED)

                   JANUARY 17, 1997

             HCC INSURANCE HOLDINGS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  STATE OR OTHER       COMMISSION       IRS EMPLOYER
  JURISDICTION        FILE NUMBER:     IDENTIFICATION
OF INCORPORATION:                         NUMBER:

     DELAWARE           0-20766        NO. 76-0336636

              13403 NORTHWEST FREEWAY
             HOUSTON, TEXAS 77040-6094
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

          REGISTRANT'S TELEPHONE NUMBER,
       INCLUDING AREA CODE - (713) 690-7300

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ITEM 5. OTHER EVENTS.

     On January 17, 1997, HCC Insurance Holdings, Inc. ("HCCH") and AVEMCO Corporation ("AVEMCO") jointly announced that they had signed a letter of intent to merge in a stock-for-stock transaction. Pursuant to the letter of intent, each share of AVEMCO common stock would be exchanged for one share of HCCH common stock.

     AVEMCO would continue to operate as a wholly owned subsidiary of HCCH and the transaction will be accounted for as a pooling-of-interests. It is intended to be treated as a nontaxable exchange to AVEMCO's shareholders.

     As of December 31, 1996, AVEMCO had 8,264,070 shares issued and outstanding and HCCH had 35,850,832 shares issued and outstanding.

     The combination is subject to the parties entering into a mutually acceptable definitive agreement, certain regulatory approvals, approval of the transaction by the shareholders of HCCH and AVEMCO, and due diligence.




                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HCC INSURANCE HOLDINGS, INC.

                                    ---------------------------------------
                                    (Registrant)


                                    /s/ Frank J. Bramanti
                                    ---------------------------------------
                                    Frank J. Bramanti
Dated: January 21, 1997             Executive Vice President, Chief Financial
                                    Officer and Secretary